UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-183886	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement Financing

On November 1, 2013, Ignyta, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers identified on Schedule A thereto (collectively, the “Purchasers”) providing for the issuance and sale by the Company to the Purchasers of an aggregate of 7,740,142 shares of the Company’s common stock (the “Shares”) in a private placement offering, at a purchase price per share of $6.00 and for aggregate gross proceeds to the Company of approximately $46.44 million (the “Private Placement Financing”). After deducting for placement agent and other fees and expenses, the aggregate net proceeds from the Private Placement Financing are expected to be approximately $44.2 million.

The Private Placement Financing closed on November 6, 2013. Effective as of the closing of the Private Placement Financing, the Company entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company is obligated to file with the Securities and Exchange Commission one or more registration statements relating to the resale of the Shares.

The issuance and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Shares were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: each of the Purchasers represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Shares; and the Shares were issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy the Shares.

The foregoing description of the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each document. Copies of the Securities Purchase Agreement and the Registration Rights Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Company’s press release announcing the Private Placement Financing issued on November 4, 2013 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

NMS Warrant

On November 6, 2013, pursuant to the terms of a license agreement dated October 10, 2013 between the Company and Nerviano Medical Sciences S.r.l. (“NMS”), the Company issued to NMS a warrant (the “NMS Warrant”) to acquire up to 16,667 shares of its common stock at an exercise price of $6.00 per share. The NMS Warrant is exercisable at any time at the option of the holder until the five-year anniversary of its date of issuance. The issuance and sale of the NMS Warrant and any shares issuable upon its exercise have not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. Such securities were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder, based on the following facts: the securities were issued to one holder that represented that it is not a “U.S. person” as defined in Rule 902 promulgated under the Securities Act and is not acquiring the securities for the account or benefit of any such U.S. person, it is acquiring the securities for investment purposes and without a view toward disposition thereof, and it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance of the securities; and the securities were issued as restricted securities. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy such securities.

The foregoing description of the NMS Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of such document. A copy of the NMS Warrant is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Form of Securities Purchase Agreement, dated November 1, 2013, by and among Ignyta, Inc. and the Purchasers.

10.2	Form of Registration Rights Agreement, dated November 6, 2013, by and among Ignyta, Inc. and the Purchasers.

10.3	Warrant to Purchase Common Stock, dated November 6, 2013, issued by Ignyta, Inc. to Nerviano Medical Sciences S.r.l.

99.1	Press Release, dated November 4, 2013, issued by Ignyta, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2013	IGNYTA, INC.

	By:	/s/ Jonathan Lim, M.D.
	Name:	Jonathan Lim, M.D.
	Title:	President, Chief Executive Officer

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